FIRST AMENDMENT
                           dated as of March 15, 1999
                                       to
                      Amended and Restated Credit Agreement
                           dated as of August 31, 1998
                         and Notes dated August 31, 1998


      This FIRST AMENDMENT dated as of March 15, 1999 is among Midcoast Energy Resources, Inc., a Nevada corporation (the "Borrower"), the subsidiaries of the Borrower listed on the signature pages hereof under the caption "Guarantors", CIBC, Inc., individually as a Lender and as syndication agent, NationsBank, N.A., individually as a Lender and as documentation agent, and Bank One, Texas, National Association, individually and as administrative agent.

                                 R E C I T A L S

      A. The Borrower, the subsidiaries of the Borrower party thereto as guarantors, CIBC, Inc., NationsBank, N.A. and Bank One, Texas, National Association, individually and as administrative agent, are parties to that certain Amended and Restated Credit Agreement dated as of August 31, 1998 (the "Existing Agreement").

      B. The Borrower has requested that the Aggregate Initial Commitment be increased to $125,000,000.

      C. The Borrower has also requested that the Lenders agree to make Canadian Dollar loans and various other amendments to the Existing Agreement in connection with its pending acquisition of certain Canadian assets.

      D. The Lenders are willing to agree to the requested amendments to the Existing Agreement.

      NOW THEREFORE, the parties hereto agree as follows:

       Section 1. DEFINITIONS. Unless the context otherwise requires, each term used herein which is defined in the Existing Agreement shall have the meaning assigned to it therein.

      Section 2. AGGREGATE INITIAL COMMITMENT INCREASE. Pursuant to Section 2.4 of the Existing Agreement, but effective only when the conditions precedent set forth in Section 7 of this First Amendment are satisfied, the parties hereto agree that for all purposes of the Existing Agreement as amended hereby and the other Loan Documents:

            (i) On and as of the date hereof, a $125,000,000 Aggregate Increased Commitment will be effective under the Existing Agreement as amended hereby, and

            (ii) On and as of the date hereof, an Increased Commitment will be effective under the Existing Agreement as amended hereby for each Lender in the amount set forth below opposite the name of such Lender:

            LENDER                        INCREASED COMMITMENT

            Bank One, Texas,                   $41,666,666.67
            National Association

            CIBC, Inc.                         $41,666,666.67

            NationsBank, N.A.                  $41,666,666.66

      Section 3. AMENDMENTS TO THE EXISTING AGREEMENT. Upon satisfaction of the conditions precedent set forth in Section 7 of this First Amendment, but effective as of the date of this First Amendment, the Existing Agreement shall be amended as follows:

            (i) Section 1.2 of the Existing Agreement is hereby amended by deleting therefrom in their entirety the existing definitions of "Available Commitment", "Borrowing Request", "Business Day", "Default Rate", "Insolvency Proceeding", "Interest Period", "L/C Exposure", "Loan" and "Subsidiary", and substituting in lieu thereof the following new definitions of "Available Commitment", "Borrowing Request", "Business Day", "Default Rate", "Insolvency Proceeding", "Interest Period", "L/C Exposure", "Loan" and "Subsidiary":

                  "'AVAILABLE COMMITMENT' shall mean, at any time, an amount equal to (a) the Aggregate Initial Commitment or the Aggregate Increased Commitment, as the case may be, less (b) the sum of (i) the Dollar Equivalent of the total Loan Balance, plus (ii) the L/C Exposure at such time."

                  "'BORROWING REQUEST' shall mean each written request, in
            substantially the form attached hereto as EXHIBIT II, by the Borrower to the Administrative Agent for a borrowing, conversion, or prepayment pursuant to SECTIONS 2.1 or 2.9, each of which shall:

                  (a)   be signed by a Responsible Officer of the Borrower;

                  (b) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

                  (c) when requesting a Floating Rate Loan or a Canadian Floating Rate Loan , be delivered to the Administrative Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing, conversion, or prepayment; and

                  (d) when requesting a LIBO Rate Loan or a Canadian LIBO Rate Loan, be delivered to the Administrative Agent no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, three (3) Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan."

                  "'BUSINESS DAY' shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, Canadian Floating Rate Loans, LIBO Rate Loans or Canadian LIBO Rate Loans, a day which is (i) a Business Day described in clause (a) of this definition, (ii) a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, (iii) in the case of LIBO Rate Loans, a day for trading by and between banks for Dollar deposits in the London interbank market, and (iv) in the case of Canadian Floating Rate Loans and Canadian LIBO Rate Loans, a day for trading by and between banks for Canadian Dollar deposits in the London interbank market."

                  "'DEFAULT RATE' shall mean (i) with respect to any Loan or any portion of the Loan Balance denominated in Dollars, a per annum interest rate equal to the Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate, and (ii) with respect to any Loan or any portion of the Loan Balance denominated in Canadian Dollars, a per annum interest rate equal to the Canadian Base Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate."

                  "'INSOLVENCY PROCEEDING' shall mean application (whether
            voluntary or instituted by another Person) for, or the consent to the appointment of, a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada) or any similar law, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of Canada, the United States, the State of Texas, or any other jurisdiction, or the commission of an act of bankruptcy as such term is defined in Section 42 of the Bankruptcy and Insolvency Act (Canada)."

                  "'INTEREST PERIOD' shall mean, subject to the limitations set forth in SECTION 2.21, with respect to any LIBO Rate Loan or Canadian LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months thereafter, as the Borrower may request in the Borrowing Request for such Loan."

                  "'L/C EXPOSURE' shall mean, at any time, the SUM of (a) the
            Dollar Equivalent of the total face amount of all issued, undrawn and uncancelled Letters of Credit, PLUS (b) the Dollar Equivalent of the total unpaid reimbursement obligations of the Borrower under drawings under any Letter of Credit."

                  "'LOAN' individually shall mean any loan made in either
            Dollars or Canadian Dollars by any Lender to or for the benefit of the Borrower pursuant to this Agreement up to the Dollar Equivalent of $150,000,000 which shall include up to the Dollar Equivalent of $15,000,000 of Letters of Credit issued in Dollars or Canadian Dollars and any payment made by the Issuing Lender under a Letter of Credit, and "LOANS" collectively shall mean all loans made in either Dollars or Canadian Dollars by the Lenders to or for the benefit of the Borrower pursuant to this Agreement and all payments made by Issuing Lender under all Letters of Credit issued in either Dollars or Canadian Dollars."

                  "'SUBSIDIARY' shall mean, as to any Person, (i) any
            corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a `Subsidiary' shall mean a Subsidiary of the Borrower."

            (i) Section 1.2 of the Existing Agreement is hereby amended by inserting therein in the appropriate alphabetical order the following new definitions:

                  "CANADIAN ADJUSTED LIBO RATE" shall mean, for any Canadian
            LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of l%) to be equal to the sum of the Canadian LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate."

                  "'CANADIAN BASE RATE' shall mean the interest rate per annum announced from time to time by First Chicago NBD Bank, Canada as its "Canadian Prime Rate", which rate shall change upon any change in such "Canadian Prime Rate" and which rate may not be the lowest interest rate charged by First Chicago NBD Bank, Canada."

                  "'CANADIAN DOLLARS' and "C$" shall mean the lawful currency of Canada."

                  "'CANADIAN DOLLAR EQUIVALENT' of any amount of any currency at any date shall mean (i) if such currency is Canadian Dollars, the amount of such currency, or (ii) if such currency is Dollars, the equivalent in Canadian Dollars of such amount of such currency, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of The First National Bank of Chicago for Canadian dollars on the London market at approximately 11:00 a.m., London time, on the date on or as of which such amount is to be determined."

                  "'CANADIAN FLOATING RATE' shall mean the Canadian Base
            Rate, but in no event exceeding the Highest Lawful Rate."

                  "'CANADIAN FLOATING RATE LOAN' shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, be made in or converted to Canadian Dollars and bear interest at the Canadian Base Rate, or which pursuant to the terms hereof is denominated in Canadian Dollars and otherwise required to bear interest at the Canadian Base Rate."

                  "'CANADIAN LIBO RATE' shall mean, with respect to any Interest
            Period for any Canadian LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16th of 1%) equal to the average of the offered quotations for Canadian Dollars appearing on Telerate Page 3740 (or if such Telerate Page shall not be available, any successor or similar service selected by the Administrative Agent and the Borrower) as the London interbank offered rate as of approximately 11:00 a.m., Central Standard or Daylight Savings Time, as the case may be, on the day two Business Days prior to the first day of such Interest Period for Dollar deposits in an amount comparable to the principal amount of such Canadian LIBO Rate Loan and having a term comparable to the Interest Period for such Canadian LIBO Rate Loan, or (b) the Highest Lawful Rate. If neither such Telerate Page 3740 nor any successor or similar service is available, the term "CANADIAN LIBO RATE" shall mean, with respect to any Interest Period for any Canadian LIBO Rate Loan, the lesser of (a) the rate per annum (rounded upwards if necessary, to the nearest 1/16th of 1%) determined by the Administrative Agent at approximately 11:00 a.m., London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Canadian LIBO Rate Loan to be the rate quoted by The First National Bank of Chicago for the offering by The First National Bank of Chicago to leading banks in the London interbank market of Canadian Dollar deposits in an amount comparable to the principal amount of such Canadian LIBO Rate Loan and having a term comparable to the Interest Period for such Canadian LIBO Rate Loan, or (b) the Highest Lawful Rate."

                  "'CANADIAN LIBO RATE LOAN' shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, be made in or converted to Canadian Dollars and bear interest at the Canadian Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Canadian Adjusted LIBO Rate."

                  "'CANADIAN SUBSIDIARY' shall mean MCCI or MCOC."

                  "'DOLLAR EQUIVALENT' of any amount of any currency at any date shall mean (i) if such currency is Dollars, the amount of such currency, or (ii) if such currency is any currency other than Dollars, the equivalent in Dollars of such amount of such currency, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of The First National Bank of Chicago for such currency on the London market at approximately 11:00 a.m., London time, on the date on or as of which such amount is to be determined."

                  "'DOMESTIC SUBSIDIARY' shall mean any Subsidiary of the
            Borrower other than a Canadian Subsidiary."

                  "'EXCLUDED TAXES' means, in the case of each Lender or
            Applicable Lending Office and the Administrative the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction in which the Administrative Agent's or such Lender's principal executive office or such Lender's Applicable Lending Office is located."

                  "'MCCI' shall mean Midcoast Canada Capital, Inc., a
            corporation formed under the Business Corporation Act of the Province of Alberta, Canada."

                  "'MCOC' shall mean Midcoast Canada Operating Corporation, a corporation formed under the Business Corporation Act of the Province of Alberta, Canada."

                  "'MCOC BANK DEBT' shall mean Indebtedness for borrowed money of MCOC incurred by MCOC in Canadian Dollars for the purpose of financing or refinancing the acquisition of assets located in Canada and payable to a Lender or an affiliate of a Lender."

                  "'PRO RATA SHARE' shall mean, with respect to each Lender, a portion equal to a fraction the numerator of which is such Lender's Initial Commitment and the denominator of which is the Aggregate Initial Commitment."

                  "'TAXES' means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but EXCLUDING Excluded Taxes."

                  "'TYPE' means, with respect to any Loan, its nature as a
            Floating Rate Loan, a LIBO Rate Loan, a Canadian Floating Rate Loan or a Canadian LIBO Rate Loan."

            (iii) The first sentence of Section 2.1(a) of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new sentence:

            "Upon the terms and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Lender severally agrees, during the Commitment Period, to make Loans to the Borrower from time to time in an aggregate principal amount that will not result in (a) the sum of the Dollar Equivalent of such Lender's Loans, plus such Lender's Pro Rata Share of the Dollar Equivalent of the aggregate outstanding principal amount of the MCOC Bank Debt (after giving effect to any reduction of such aggregate outstanding principal amount to be effected with the proceeds of the Loans being made by the Lenders), exceeding such Lender's Initial Commitment (or, if the Initial Commitment of such Lender has been increased pursuant to SECTION 2.4, such Lender's Increased Commitment), (b) the sum of the Dollar Equivalent of the total Loans plus the L/C Exposure, plus the Dollar Equivalent of the aggregate outstanding principal amount of the MCOC Bank Debt (after giving effect to any reduction of such aggregate outstanding principal amount to be effected with the proceeds of the Loans being made by the Lenders) exceeding the Aggregate Initial Commitment (or, if the Aggregate Initial Commitment has been increased pursuant to SECTION 2.4, the Aggregate Increased Commitment), or (c) the aggregate outstanding principal amount of the Canadian Floating Rate Loans and the Canadian LIBO Rate Loans exceeding an amount equal to (A) Fifty Million Canadian Dollars (C$50,000,000), minus (B) the aggregate outstanding principal amount of the MCOC Bank Debt (after giving effect to any reduction of the MCOC Bank Debt to be effected with the proceeds of the Loans being made by the Lenders)."

            (iv) Section 2.1(c) of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2.1(c):

                  "(c) Subject to the terms of this Agreement, during the
            Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. If any Floating Rate Loan or LIBO Rate Loan is converted into a Canadian Floating Rate Loan or a Canadian LIBO Rate Loan, the amount of the resulting Loan shall be equal to the Canadian Dollar Equivalent of such converted Floating Rate Loan or LIBO Rate Loan; and, if any Canadian Floating Rate Loan or Canadian LIBO Rate Loan is converted into a Floating Rate Loan or LIBO Rate Loan, the amount of the resulting Loan shall be equal to the Dollar Equivalent of such converted Canadian Floating Rate Loan or Canadian LIBO Rate Loan. Each borrowing, conversion, and prepayment of principal of Loans shall be in an amount the Dollar Equivalent of which is at least equal to $1,000,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan or a Canadian LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding,
            (i) the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $1,000,000, (ii) if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period, (iii) the aggregate principal amount of Canadian LIBO Rate Loans having the same Interest Period shall be at least equal to $1,000,000, and (iv) if any Canadian LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Canadian Floating Rate Loan during such period."

            (v) Clause (b) of the PROVISO that appears at the end of Section 2.2(a) of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new clause (b):

            "(b) the Issuing Lender shall not be obligated to issue any Letter of Credit in any currency other than Dollars or Canadian Dollars, or if (i) the Dollar Equivalent of the face amount thereof plus the Dollar Equivalent of the aggregate outstanding principal amount of the MCOC Bank Debt would exceed the Available Commitment, or (ii) after giving effect to the issuance thereof, (A) the L/C Exposure, when added to the sum of the Dollar Equivalent of the Loan Balance then outstanding, plus the Dollar Equivalent of the aggregate outstanding principal amount of the MCOC Bank Debt, would exceed the Aggregate Initial Commitment (or, if the Aggregate Initial Commitment has been increased pursuant to SECTION 2.4, the Aggregate Increased Commitment), or (B) the L/C Exposure would exceed Fifteen Million Dollars ($15,000,000)."

            (vi) Section 2.5 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2.5:

                  "'2.5 INTEREST. Subject to the terms of this Agreement
            (including, without limitation, SECTION 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan, the Adjusted LIBO Rate for each LIBO Rate Loan, the Canadian Floating Rate for each

            Canadian Floating Rate Loan and the Canadian Adjusted LIBO Rate for each Canadian LIBO Rate Loan. Interest on all Floating Rate Loans and all Canadian Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans and all Canadian LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past due principal and, to the extent permitted by applicable law, past due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by a Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. In the event that the Borrower fails to select the duration of any Interest Period for any Canadian LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a Canadian LIBO Rate
            Loan) will be automatically converted into a Canadian Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Canadian Floating Rate Loan) will remain as, or (if not then outstanding) will be made as, a Canadian Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment."

            (vii) Section 2.6 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2.6:

                  "2.6 REPAYMENT OF LOANS AND INTEREST. Accrued and unpaid
            interest on each outstanding Floating Rate Loan and each outstanding Canadian Floating Rate Loan shall be due and payable monthly commencing on the first day of October, 1998, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan or Canadian Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan and each outstanding Canadian LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan or Canadian LIBO Rate Loan, as the case may be, and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower shall specify to the Administrative Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion; PROVIDED, HOWEVER, the Administrative Agent will apply the payments to the Loans in the descending order of interest costs.

                  "(b) If at any time the sum of the Dollar Equivalent of the
            Loan Balance then outstanding, plus the L/C Exposure, plus the Dollar Equivalent of the aggregate outstanding principal amount of the MCOC Bank Debt, would exceed the Aggregate Initial Commitment (or, if the Aggregate Initial Commitment has been increased pursuant to SECTION 2.4, the Aggregate Increased Commitment), the Borrower shall immediately prepay the Loans, ratably among the Lenders, by the amount of such excess."

            (viii) Sections 2.8 and 2.9 of the Existing Agreement are hereby amended by deleting each of them in its entirety and substituting in lieu thereof the following new Sections 2.8 and 2.9:

                  "2.8 TIME, PLACE AND METHOD OF PAYMENT. All payments required pursuant to this Agreement or the Notes shall be deemed received by the Administrative Agent on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. All payments of principal or interest required pursuant to this Agreement or the Notes on or with respect to Canadian Floating Rate Loans or Canadian LIBO Rate Loans shall be made in Canadian Dollars and in such funds as may then be customary for the settlement of international transactions in Canadian Dollars, and all other payments required pursuant to this Agreement or the Notes shall be made in Dollars and in immediately available funds. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension. Notwithstanding the foregoing provisions of this Section 2.8, if, after the making of any Loan in Canadian Dollars, currency control or exchange regulations are imposed in Canada with the result that Canadian Dollars no longer exist or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in Canadian Dollars, then all payments to be made by the Borrower hereunder in Canadian Dollars shall instead be made when due in Dollars in an amount equal to the Dollar Equivalent (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

                  "2.9 VOLUNTARY PREPAYMENTS AND CONVERSIONS OF LOANS. (a)
            Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; PROVIDED, HOWEVER, that (i) the Borrower shall give the Administrative Agent notice of each such prepayment or conversion of all or any portion of a LIBO Rate Loan or Canadian LIBO Rate Loan no less than three (3) Business Days prior to prepayment or conversion,
            (ii) any LIBO Rate Loan or Canadian LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan,
            (iii) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (iv) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

                  "(b) The Borrower may prepay all or any portion of the
            principal amount of a Loan bearing interest at a LIBO Rate or a Canadian LIBO Rate, provided that if the Borrower makes any such prepayment other than on the last day of the applicable Interest Period, the Borrower (i) with such prepayment, shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount of the Loan is being prepaid, in which case such interest shall be due and payable on the next scheduled interest payment date), and (ii) on demand, shall reimburse the Lenders and hold the Lenders harmless from all losses and expenses incurred by the Lenders as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or reemployment of deposits acquired to fund or maintain the principal amount prepaid. Such reimbursement with respect to the prepayment of LIBO Rate Loans shall be calculated as though the Lenders funded the principal amount prepaid through the purchase of Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBO Rate for such Interest Period, whether in fact that is the case or not. Such reimbursement with respect to the prepayment of Canadian LIBO Rate Loans shall be calculated as though the Lenders funded the principal amount prepaid through the purchase of Canadian Dollar deposits in the London, England interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Canadian LIBO Rate for such Interest Period, whether in fact that is the case or not. Each Lender's determination of the amount of any such reimbursement shall be conclusive in the absence of manifest error."

            (ix) Section 2.14 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2.14:

                  "LETTER OF CREDIT FEES. The Borrower agrees to pay to the
            Issuing Lender, on the date of issuance of each Letter of Credit, a fee equal to the greater of (i) $400 and (ii) one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the Dollar Equivalent of the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; PROVIDED, HOWEVER, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Issuing Lender with respect to such Letter of Credit, the Issuing Lender shall, within ten days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion (calculated in the case of any Letter of Credit denominated in Canadian Dollars by taking into account the daily fluctuations in the Dollar Equivalent of the face amount of such Letter of Credit) of such fee. The Borrower also agrees to pay to the Issuing Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit."

            (x) Sections 2.18 and 2.19 of the Existing Agreement are hereby amended by deleting each of them in its entirety and substituting in lieu thereof the following new Sections 2.18 and 2.19:

                  "2.18 LIMITATION ON TYPES OF LOANS. (a) Anything herein to the contrary notwithstanding, no more than eight (8) separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan, all Canadian Floating Rate Loans constituting one Loan, each borrowing consisting of LIBO Rate Loans made by the Lenders at one time and for a particular Interest Period constituting one Loan and each borrowing consisting of Canadian LIBO Rate Loans made by the Lenders at one time and for a particular Interest Period constituting one Loan.

                  "(b) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

                        (i) any Lender determines (which determination shall be
                  conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO RATE" in SECTION 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                        (ii) any Lender determines (which determination shall be
                  conclusive) that the rates of interest referred to in the definition of "LIBO RATE" in SECTION 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to such Lender of making or maintaining such Loan for such Interest Period, then such Lender shall give the Administrative Agent and the Borrower prompt notice thereof; and so long as such condition remains in effect, such Lender shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with SECTION 2.9. Before giving such notice pursuant to this Section, the affected Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make LIBO Rate Loans hereunder and will not, in the opinion of such affected Lender, be disadvantageous to such Lender.

                  "(c) Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Canadian LIBO Rate Loan for any Interest Period therefor:

                        (i) any Lender determines (which determination shall be
                  conclusive) that quotations of interest rates for the deposits referred to in the definition of "CANADIAN LIBO RATE" in
                  SECTION 1.2 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

                        (ii) any Lender determines (which determination shall be
                  conclusive) that the rates of interest referred to in the definition of "CANADIAN LIBO RATE" in SECTION 1.2 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to such Lender of making or maintaining such Loan for such Interest Period, then such Lender shall give the Administrative Agent and the Borrower prompt notice thereof; and so long as such condition remains in effect, such Lender shall be under no obligation to make Canadian LIBO Rate Loans or to convert Loans of any other type into Canadian LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding Canadian LIBO Rate Loan, either prepay such Canadian LIBO Rate Loan or convert such Loan into another type of Loan in accordance with SECTION 2.9. Before giving such notice pursuant to this Section, the affected Lender will designate a different available Applicable Lending Office for Canadian LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make Canadian LIBO Rate Loans hereunder and will not, in the opinion of such affected Lender, be disadvantageous to such Lender."

                  "2.19 ILLEGALITY. (a) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make LIBO Rate Loans hereunder, or (b) maintain LIBO Rate Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrower thereof; and the obligation of such Lender hereunder to make LIBO Rate Loans and to convert other types of Loans into LIBO Rate Loans shall be suspended until such time as such Lender may again make and maintain LIBO Rate Loans, and the outstanding LIBO Rate Loans of such Lender shall be converted into Floating Rate Loans in accordance with SECTION 2.9. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for its LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make LIBO Rate Loans and will not, in the opinion of the affected Lender, be disadvantageous to such Lender.

                  "(b) Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to (a) honor its obligation to make Canadian Floating Rate Loans or Canadian LIBO Rate Loans hereunder, or (b) maintain Canadian Floating Rate Loans or Canadian LIBO Rate Loans hereunder, then such Lender shall promptly notify the Administrative Agent and the Borrower thereof; and the obligation of such Lender hereunder to make Canadian Floating Rate Loans or Canadian LIBO Rate Loans, as the case may be, and to convert other types of Loans into Canadian Floating Rate Loans or Canadian LIBO Rate Loans, as the case may be, shall be suspended until such time as such Lender may again make and maintain Canadian Floating Rate Loans or Canadian LIBO Rate Loans, as the case may be, and, in the case of a Lender's notice pursuant to this Section 2.19(b) with respect to its Canadian LIBO Rate Loans, the Canadian LIBO Rate Loans of such Lender shall be converted into Canadian Floating Rate Loans in accordance with
            SECTION 2.9. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for Canadian Floating Rate Loans or Canadian LIBO Rate Loans, as the case may be, or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make Canadian Floating Rate Loans or Canadian LIBO Rate Loans, as the case may be, and will not, in the opinion of the affected Lender, be disadvantageous to such Lender."

            (xi) Section 2.21 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 2.21:

                  "2.21 LIMITATIONS ON INTEREST PERIODS. Each Interest Period
            selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan or Canadian LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month, (b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have an Interest Period no shorter than one month, and if shorter than one month, the relevant Loan shall be (i) a Floating Rate Loan during such period if it is denominated in Dollars and (ii) a Canadian Floating Rate Loan during such period if it is denominated in Canadian Dollars."

            (xii) Article II of the Existing Agreement is hereby amended by adding at the end thereof the following new Sections 2.22, 2,23, 2.24, 2.35, 2.26 and 2.27:

                  "2.22 MARKET DISRUPTION. Notwithstanding the satisfaction of all conditions referred to in Article II and Article IV with respect to any Loans to be made in Canadian Dollars, if there shall occur on or prior to the date of such Loans any change in national or international financial, political or economic conditions or exchange controls which would in the reasonable opinion of the Administrative Agent or the Majority Lenders make it impracticable for such Loans to be denominated in Canadian Dollars, then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, and such Loans shall not be denominated in Canadian Dollars but shall be made in Dollars, in an aggregate principal amount equal to the Dollar Equivalent of the aggregate principal amount of Canadian Dollars specified in the related Borrowing Request, as Floating Rate Loans, unless the Borrower notifies the Administrative Agent at least one Business Day before such date that it elects not to borrow on such date.

                  "2.23. JUDGMENT CURRENCY. If for the purpose of obtaining
            judgment in any court it is necessary to convert a sum due from the Borrower or any Guarantor hereunder in Canadian Dollars into Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Canadian Dollars with Dollars at the Administrative Agent's main Chicago office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower and each Guarantor in respect of any sum due to any Lender or the Administrative Agent hereunder in Canadian Dollars shall, notwithstanding any judgment in Dollars, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in Dollars such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase Canadian Dollars with Dollars. If the amount of Canadian Dollars so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in Canadian dollars, the Borrower and each Guarantor agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of Canadian Dollars so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in Canadian Dollars, and
            (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under
            Section 11.14, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower or the applicable Guarantor.

                  "2.24 YIELD PROTECTION. If, on or after the date of this
            Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Applicable Lending Office with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) subjects any Lender or any Applicable Lending Office to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBO Rate Loans, its Canadian Floating Rate Loans or its Canadian LIBO Rate Loans, or

                  (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Applicable Lending Office, or

                  (iii) imposes any other condition the result of which is to increase the cost to any Lender or any Applicable Lending Office of making, funding or maintaining its LIBO Rate Loans, its Canadian Floating Rate Loans or its Canadian LIBO Rate Loans or reduces any amount receivable by any Lender or any Applicable Lending Office in connection with its LIBO Rate Loans, its Canadian Floating Rate Loans or its Canadian LIBO Rate Loans, or requires any Lender or any Applicable Lending Office to make any payment calculated by reference to the amount of LIBO Rate Loans, Canadian Floating Rate Loans or Canadian LIBO Rate Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or Applicable Lending Office of making or maintaining its LIBO Rate Loans, its Canadian Floating Rate Loans or its Canadian LIBO Rate Loans or its commitment to make LIBO Rate Loans, Canadian Floating Rate Loans or Canadian LIBO Rate Loans or to reduce the return received by such Lender or Applicable Lending Office in connection with its LIBO Rate Loans, its Canadian Floating Rate Loans or its Canadian LIBO Rate Loans or commitment to make LIBO Rate Loans, Canadian Floating Rate Loans or Canadian LIBO Rate Loans, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

                  "2.25 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Lender
            determines the amount of capital required or expected to be maintained by such Lender, any Applicable Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its LIBO Rate Loans, its Canadian Floating Rate Loans, its Canadian LIBO Rate Loans or its commitment to make LIBO Rate Loans, Canadian Floating Rate Loans or Canadian LIBO Rate Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Applicable Lending Office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

                  "2.26 TAXES. (a) All payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.26) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  "(b) In addition, the Borrower hereby agrees to pay any
            present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  "(c) The Borrower hereby agrees to indemnify the
            Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 2.26) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 2.27.

                  "(d) Any Lender that is entitled to an exemption from or
            reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  "(e) If the U.S. Internal Revenue Service or any other
            governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this
            Section 2.26 shall survive the payment of the Obligations and termination of this Agreement.

                  "2.27 LENDER STATEMENTS; SURVIVAL OF INDEMNITY. Each Lender
            shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 2.24, 2.25 or 2.26. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Canadian LIBO Rate Loan shall be calculated as though each Lender funded its Canadian LIBO Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Canadian LIBO Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 2.24, 2.25 or 2.26 shall survive payment of the Obligations and termination of this Agreement."

            (xiii) Section 6.17 of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 6.17:

                  "6.17 ADDITIONAL SUBSIDIARIES. The Borrower will immediately cause any Person that becomes a Subsidiary of the Borrower subsequent to the Closing Date to (i) execute a Subsidiary Guarantor Counterpart and to deliver same to the Administrative Agent and (ii) deliver such other Security Instruments as the Administrative Agent requests; PROVIDED, HOWEVER, that the Borrower shall not be obligated to comply with the terms of this Section 6.17 with respect to any such Subsidiary until the Dollar Equivalent of the aggregate book value of the assets of such Subsidiary equals $500,000) or more."

            (xiv) Section 7.1 of the Existing Agreement is hereby amended by deleting everything after the words "Administrative Agent" that appear at the end of clause (e) thereof and substituting in lieu thereof the following:

            ", (f) inter-company Indebtedness (i) incurred by the Borrower or any Guarantor and payable to the Borrower or another Guarantor, or
            (ii) incurred by a Canadian Subsidiary and payable to the Borrower, a Guarantor or another Canadian Subsidiary, including any extensions, renewals and replacements of any thereof, and (g) MCOC Bank Debt, PROVIDED that, after giving effect to the incurrence of any MCOC Bank Debt, the sum of (i) the Canadian Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by the Borrower and the Guarantors to the Canadian Subsidiaries, plus (ii) the Canadian Dollar Equivalent of the aggregate amount of all equity Investments made by the Borrower and the Guarantors in the Canadian Subsidiaries, plus (iii) the aggregate outstanding principal amount of the MCOC Bank Debt, does not exceed Fifty Million Canadian Dollars (C$50,000,000), including any extensions, renewals and replacements of any thereof."

            (xv) Section 7.2 of the Existing Agreement is hereby amended by deleting everything after the comma that appears at the end of clause (c) thereof and substituting in lieu thereof the following new clauses (d) and
      (e):

            "(d) guaranties by the Borrower of Indebtedness of its Domestic Subsidiaries permitted under SECTION 7.1, or (e) guaranties of, or commitments to buy, MCOC Bank Debt entered into by the Borrower."

            (xvi) Section 7.6 of the Existing Agreement is hereby amended by deleting everything after the comma that appears at the end of clause (c) thereof and substituting in lieu thereof the following new clauses (d),
      (e) and (f):

            "(d) loans or advances to joint ventures in amounts not to exceed Ten Million Dollars ($10,000,000) in the aggregate PROVIDED that within three (3) Business Days of the making of such a loan or advance, the Borrower provides the Administrative Agent with written notice thereof which shall include a detailed explanation of the business purpose for such loan or advance, (e) loans or advances made by one Canadian Subsidiary to another Canadian Subsidiary, or
            (f) loans or advances made by the Borrower or a Guarantor to a Canadian Subsidiary PROVIDED that, after giving effect to the making by the Borrower or a Guarantor of any loan or advance to a Canadian Subsidiary, the sum of (i) the Canadian Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by the Borrower and the Guarantors to the Canadian Subsidiaries, plus (ii) the Canadian Dollar Equivalent of the aggregate amount of all equity Investments made by the Borrower and the Guarantors in the Canadian Subsidiaries, plus (iii) the aggregate outstanding principal amount of the MCOC Bank Debt, does not exceed Fifty Million Canadian Dollars (C$50,000,000)."

            (xvii) Section 7.7 of the Existing Agreement is hereby amended by deleting clause (a) thereof and substituting in lieu thereof the following new clause (a):

            "(a) assets of hydrocarbon trucking operations, pipelines, processing plants, gathering lines or oil and gas properties (PROVIDED that all such assets and properties acquired by the Borrower or a Guarantor are located in the United States of America), the stock of any Canadian Subsidiary owning any such assets or properties located in Canada, and the stock of any other Person owning any such assets or properties located in the United States of America,"

            (xviii) Section 7.7 of the Existing Agreement is hereby further amended by deleting everything after the comma that appears at the end of clause (e) thereof and substituting in lieu thereof the following new clauses (f), (g), (h) and (i):

            "(f) interests in joint ventures doing business solely in the United States of America as to which the Borrower or any of its Subsidiaries is a venturer, so long as such joint venture is engaged in the same line of business as the Borrower (or such Subsidiary) as of the date hereof, (g) equity Investments by a Canadian Subsidiary in another Canadian Subsidiary, (h) MCOC Bank Debt by MCCI, or (i) equity Investments by the Borrower or a Guarantor in a Canadian Subsidiary PROVIDED that, after giving effect to the making by the Borrower or any Guarantor of any equity Investment in a Canadian Subsidiary, the sum of (i) the Canadian Dollar Equivalent of the aggregate outstanding principal amount of all loans and advances made by the Borrower and the Guarantors to the Canadian Subsidiaries, plus (ii) the Canadian Dollar Equivalent of the aggregate amount of all equity Investments made by the Borrower and the Guarantors in the Canadian Subsidiaries, plus (iii) the aggregate outstanding principal amount of the MCOC Bank Debt, does not exceed Fifty Million Canadian Dollars (C$50,000,000)."

            (xix) Section 7.13 of the Existing Agreement is hereby amended by deleting the first sentence thereof and substituting in lieu thereof the following new sentence):

            "Permit Cash Flow for any four consecutive fiscal quarters (plus the Cash Flow of any acquired Company for such period) to be less than
            1.25 times the sum of (i) the Borrower's consolidated interest expense for such period, plus (ii) the greater of (A) current maturities of funded long term bank debt, or (B) 1/10th of the sum of (1) the aggregate outstanding principal balance of the Loans, plus (2) the Dollar Equivalent of the aggregate outstanding principal balance of the MCOC Bank Debt."

            (xx) Section 9.1(d) of the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following new Section 9.1(d):

                  "(d) the Borrower or any of its Subsidiaries shall fail to pay when due any of its Indebtedness; or the Borrower or any of its Subsidiaries shall default in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any bond, debenture, note, instrument, credit agreement, loan agreement, indenture or other agreement under which any such Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of any such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due."

            (xxi) Section 9.1 of the Existing Agreement is hereby amended by (A) deleting the word "and" that appears at the end of subsection 9.1(l) thereof, (B) deleting the period that appears at the end of subsection 9.1(m) thereof and substituting in lieu thereof a semi-colon, and (C) adding at the end thereof the following new subsections (n) and (o):

                  "(n) The Borrower shall fail to comply with any of the terms or conditions of any agreement pursuant to which it has committed or agreed to purchase, guaranty or otherwise assure any holder of any of the MCOC Bank Debt against loss with respect to any of the MCOC Bank Debt; and

                  "(o) MCOC shall fail to pay when due any amount payable on or with respect to any MCOC Bank Debt; or MCOC shall default in the performance of any term, provision or condition contained in any note or agreement under which any MCOC Bank Debt was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of any MCOC Bank Debt to cause, any part or all of the MCOC Bank Debt to become due prior to its stated maturity; or any part or all of the MCOC Bank Debt shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof."

            (xxii) Exhibit II to the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the form of Borrowing Request attached hereto as Exhibit II.

            (xxiii) Exhibit V to the Existing Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the list of Disclosures attached hereto as Exhibit V.

      Section 4. AMENDMENTS TO NOTES. Upon satisfaction of the conditions precedent set forth in Section 7 of this First Amendment, but effective as of the date of this First Amendment, each of the Notes shall be amended by (i) deleting the reference to "$50,000,000.00" which appears at the upper left of each of the Notes, and (ii) deleting the words "the sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00) or so much thereof as may be advanced against this Note" which appear in the paragraph of each of the Notes which begins with the words "FOR VALUE RECEIVED" and substituting in lieu thereof the words "the aggregate unpaid principal amount of all Loans made in either Dollars or Canadian Dollars by the Payee to the Borrower". The foregoing constitutes an amendment and modification, but not a novation of the Notes.

      Section 5. WAIVERS WITH RESPECT TO SECTIONS 6.17 AND 7.3. Notwithstanding anything to the contrary set forth in Section 6.17 or Section 7.3 of the Existing Agreement as amended hereby, the Borrower, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

      (a) Each of the Lenders hereby specifically waives any violation of
Section 6.17 of the Existing Agreement or the Existing Agreement as amended hereby and any Default or Event of Default caused thereby to the extent such violation or Default or Event of Default is caused by the failure to satisfy at any time before or after the date hereof any of the requirements of said Section
6.17 with respect to DPI/Midcoast, Inc. ("DPI"), SeaCrest Company, L.L.C. ("SeaCrest"), MCCI or MCOC; PROVIDED, HOWEVER, that the Borrower, DPI and SeaCrest fully comply with all of the terms and conditions of Sections 5(b) and 5(c) of this First Amendment.

      (b) Promptly after the date hereof, but in any event on or before March 31, 1999, the Borrower will satisfy all of the requirements of Section 6.17 of the Existing Agreement as amended hereby with respect to each of DPI and SeaCrest (collectively, the "New Domestic Subsidiaries") and will cause each of the New Domestic Subsidiaries to satisfy all of the requirements of Section 6.17 of the Existing Agreement as amended hereby.

      (c) Promptly after the date hereof, but in any event on or before March 31, 1999, the Borrower will pledge 66% of the capital stock of both MCCI and MCOC to the Administrative Agent to secure the Obligations pursuant to such Security Instruments as the Administrative Agent requests.

      (d) Each of the Lenders hereby specifically waives any violation of
Section 7.3 of the Existing Agreement or the Existing Agreement as amended hereby and any Default or Event of Default caused thereby to the extent such violation or Default or Event of Default is caused by SeaCrest granting a Lien on any or all of its assets to Mid Louisiana Gas Transmission Company ("Mid Louisiana") to secure up to $3,500,000 of loans made to SeaCrest by Mid Louisiana; PROVIDED, HOWEVER, that Mid Louisiana fully complies with all of the terms and conditions of Section 5(e) of this First Amendment.

      (e) Promptly after the date hereof, but in any event on or before March 31, 1999, Mid Louisiana will pledge all loans made by it to SeaCrest and all collateral securing any of them to the Administrative Agent to secure the Obligations pursuant to such Security Instruments as the Administrative Agent requests.

      (f) Any violation of any of the foregoing provisions of this Section 5 shall constitute an Event of Default under the Existing Agreement as amended hereby.

      (g) The specific waivers set forth in Sections 5(a) and 5(d) of this First Amendment are limited to the express circumstances described therein and shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Administrative Agent or any Lender pursuant to the Existing Agreement or the Existing Agreement as amended hereby, or (ii) a consent to any departure by the Borrower or any Guarantor from any other term or requirement under the Existing Agreement or the Existing Agreement as amended hereby.

      Section 6. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this First Amendment, the Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Existing Agreement provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Loan Documents", shall be deemed to be a collective reference to the Existing Agreement, this First Amendment and the Existing Agreement as amended by this First Amendment. An Event of Default under and as defined in the Existing Agreement as amended by this First Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 6 shall be materially false as of the date on which made.

      Section 7. CONDITIONS PRECEDENT. This First Amendment, the Increased Commitments provided for herein and the amendments to the Existing Agreement and the Notes provided for herein shall become effective as of the date (the "First Amendment Closing Date") on which all of the following conditions precedent shall have been satisfied:

            (i) This First Amendment shall have been duly executed and delivered by the Administrative Agent, the Borrower and the Guarantors on one counterpart and all of the Lenders shall have signed a counterpart or counterparts hereof and notified the Administrative Agent by telex or telephone that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Administrative Agent.

            (ii) The Administrative Agent shall have received $37,500 from the Borrower in payment of the additional facility fees payable to the Lenders pursuant to Section 2.13(b) of the Credit Agreement in connection with the Increased Commitments provided for in Section 2 of this First Amendment.

            (iii) Each of the representations and warranties of the Borrower contained in the Credit Agreement shall be true and correct on and as of the First Amendment Closing Date as if made on and as of the First Amendment Closing Date.

            (iv) No Default or Event of Default shall exist.

            (v) Each of DPI/Midcoast, Inc. and SeaCrest Company, L.L.C. shall have executed and delivered to the Administrative Agent a Subsidiary Guarantor Counterpart.

      Section 8. EFFECT ON THE EXISTING AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Agreement and the other Loan Documents (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this First Amendment, all references in the Existing Agreement (including references in the Existing Agreement as amended by this First Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Existing Agreement as amended by this First Amendment.

      SECTION 9. ENTIRE AGREEMENT. THIS FIRST AMENDMENT, THE EXISTING AGREEMENT AS AMENDED BY THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.

      SECTION 10. GOVERNING LAW. THIS FIRST AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; EXCEPT THAT, (A) CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY AND (B) IF AT ANY TIME THE LAWS OF THE UNTIED STATES OF AMERICA OR ANY STATE THEREOF APPLICABLE TO A LENDER PERMIT SUCH LENDER TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE A HIGHER RATE OF INTEREST THAN IS ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN SUCH OTHER LAWS SHALL TO SUCH EXTENT GOVERN AS TO THE RATE OF INTEREST WHICH SUCH LENDER IS ALLOWED TO CONTRACT FOR, TAKE, RESERVE, CHARGE OR RECEIVE UNDER THIS FIRST AMENDMENT AND THE AGREEMENT AS AMENDED HEREBY AND SUCH LENDER'S NOTE.

      Section 11. HEADINGS. The headings, captions, and arrangements used in this First Amendment are for convenience only and shall not affect the interpretation of this First Amendment.

      Section 12. COUNTERPARTS. This First Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this First Amendment by signing any such counterpart.

               REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

BORROWER:                               MIDCOAST ENERGY RESOURCES, INC.

                                       By:________________________________
                                                Richard A. Robert
                                                Chief Financial Officer
                                                and Treasurer

ADMINISTRATIVE AGENT
AND LENDERS:                   BANK ONE, TEXAS,
                               NATIONAL ASSOCIATION,
                                 individually and as Administrative Agent

                              By:________________________________

                               Title:____________________________


                               CIBC, INC.,
                                 individually and as Syndication Agent
                              By:________________________________

                               Title:____________________________


                               NATIONSBANK, N.A.,
                                 individually and as Documentation Agent

                              By:________________________________

                               Title:____________________________

GUARANTORS:

MAGNOLIA PIPELINE CORPORATION           H&W PIPELINE CORPORATION

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


MAGNOLIA RESOURCES, INC.                MAGNOLIA GATHERING, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


MIDCOAST HOLDINGS NO. ONE, INC.         MIDCOAST GAS PIPELINE, INC.,
                                          a Texas corporation

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


NUGGET DRILLING CORPORATION             MIDCOAST MARKETING, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


MIDCOAST GAS PIPELINE, INC.,            TENNESSEE RIVER INTRASTATE
  a Delaware corporation                GAS COMPANY, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer

MID LOUISIANA GAS COMPANY               CREOLE GAS PIPELINE CORPORATION

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


MID LOUISIANA GAS TRANSMISSION          MIDCOAST INTERSTATE
COMPANY                                 TRANSMISSION, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


MIDCOAST GAS SERVICES, INC.             MIDCOAST ENERGY MARKETING, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer


SEACREST COMPANY, L.L.C.                DPI/MIDCOAST, INC.

By:____________________________         By:___________________________
      Richard A. Robert                         Richard A. Robert
      Treasurer                                 Treasurer

                                   EXHIBIT II

                           [FORM OF BORROWING REQUEST]

Bank One, Texas, National Association,
  Administrative Agent
910 Travis
Houston, Texas 77002-5860
Attention:  Energy Group, 6th Floor

      Re: Amended and Restated Credit Agreement dated as of August 31, 1998, by and among Midcoast Energy Resources, Inc. ("BORROWER"), Bank One, Texas, National Association, individually and as administrative agent, and the lenders party thereto (as amended, restated, or supplemented from time to time, the "CREDIT Agreement")

Ladies and Gentlemen:

      Pursuant to the Credit Agreement, the Borrower hereby makes the requests indicated below:

      1.    Dollar Loans

            (a)  Amount of new Loan:  $

            (b)  Requested funding date:  _______________, 19___

            (c) $_________ of such Loan is to be a Floating Rate Loan;

            (d) $_________ of such Loan is to be a LIBO Rate Loan;

                 and

            (e)  Requested Interest Period for LIBO Rate Loan: __ months;

      2.    Canadian Dollar Loans

            (a)  Amount of new Loan:  C$

            (b)  Requested funding date:  _______________, 19___

            (c) C$_________ of such Loan is to be a Canadian Floating Rate Loan;

            (d) C$_________ of such Loan is to be a Canadian LIBO Rate Loan;

                 and

            (e) Requested Interest Period for Canadian LIBO Rate Loan: __ months;

?     3.    $_______________ of such Loan is to be a LIBO Rate Loan maturing on ________________:

            (a) Amount to be continued as a LIBO Rate Loan is $_________________, with an Interest Period of ___ months;

            (b) Amount to be converted to a Floating Rate Loan is $_________;

?     4.    C$_______________ of such Loan is to be a Canadian LIBO Rate Loan maturing on ________________:

            (a) Amount to be continued as a Canadian LIBO Rate Loan is C$_________________, with an Interest Period of ___ months;

            (b) Amount to be converted to a Canadian Floating Rate Loan is C$________;

      5.    Conversion of Floating Rate Loan:

            (a)  Requested conversion date:  __________________, 19___.

            (b) Amount to be converted to a LIBO Rate Loan is $______________ with an Interest Period of ____ months.

?     6.    Conversion of Canadian Floating Rate Loan:

            (a)  Requested conversion date:  __________________, 19___.

            (b) Amount to be converted to a Canadian LIBO Rate Loan is C$______________ with an Interest Period of ____ months.

      The undersigned certifies that [s]he is the [_________________] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation, or conversion under the terms and conditions of the Credit Agreement.

      Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                    Very truly yours,

                                    MIDCOAST ENERGY RESOURCES, INC.

                                    By:_________________________________
                                    Printed Name:_______________________
                                    Title:______________________________

                                    EXHIBIT V

                                   DISCLOSURES

Section 5.8                         LIABILITIES

                                      None

                                   LITIGATION

                                      None

Section 5.10                              COMPLIANCE


Section 5.12                              ENVIRONMENTAL MATTERS

                                      None

Section 5.17                              REFUNDS

                                      None

Section 5.19                              CASUALTIES

                                      None

Section 5.21                              SUBSIDIARIES

                                    Magnolia Pipeline Corporation
                                    H&W Pipeline Corporation
                                    Magnolia Resources, Inc.
                                    Magnolia Gathering, Inc.
                                    Midcoast Holdings No. One, Inc.
                                    Midcoast Gas Pipeline, Inc.,
                                          a Texas corporation
                                    Midcoast Gas Pipeline, Inc.,
                                          a Delaware corporation
                                    Midcoast Marketing, Inc. (inactive)
                                    Nugget Drilling Corporation (inactive)
                                    Tennessee River Intrastate Gas Company, Inc.
                                    Mid Louisiana Gas Company
                                    Creole Gas Pipeline Corporation
                                    Mid Louisiana Gas Transmission Company
                                    Midcoast Interstate Transmission, Inc.
                                    Midcoast Gas Services, Inc.
                                    Midcoast Energy Marketing, Inc.
                                    SeaCrest Company, L.L.C.
                                    DPI/Midcoast, Inc.
                                    Midcoast Canada Capital, Inc.
                                    Midcoast Canada Operating Corporation